UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 12, 2020

Athersys, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33876	20-4864095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3201 Carnegie Avenue,	Cleveland,	Ohio	44115-2634
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (216) 431-9900
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATHX	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2020, the Board of Directors (the “Board”) of Athersys, Inc., a Delaware corporation (the “Company”), increased the size of the Board from eight to nine members. Additionally on November 12, 2020, Dr. Lee E. Babiss retired as a member of the Board, effective immediately. The Company wishes to express its gratitude to Dr. Babiss for his contributions to the Board over the past 10 years.

Also on November 12, 2020, Katherine Kalin, Jane Wasman, and Baiju R. Shah were each appointed by the Board as a director of the Company to fill the existing vacancies on the Board.

Ms. Kalin has more than 25 years of experience as a senior executive in healthcare and professional services, most recently at Celgene Corporation, where she led corporate strategy from 2012 to 2017 and Johnson & Johnson, where she held leadership roles in marketing, sales and new business development from 2002 to 2011. Prior to that, she was a partner in the global healthcare practice of McKinsey & Company from 1990 to 2002. Ms. Kalin currently serves as a non-executive director on the board of Genfit, S.A., a publicly traded French biopharmaceutical company and as a member of the boards of directors of Brown Advisory LLC, an independent investment and strategic advisory firm and Clinical Genomics Technologies, a biotech company dedicated to improving patient outcomes through early detection of colorectal cancer. Ms. Kalin is also a member of the Advisory Board of Stardog, an enterprise data company and PRIMARI Analytics, an artificial intelligence startup. She has a B.A. from Durham University, U.K., and an M.B.A. from Harvard Business School.

Ms. Wasman was President, International & General Counsel and Corporate Secretary of Acorda Therapeutics, Inc., a publicly traded biopharmaceutical company, from 2012 through December 2019, managing its international, legal, quality, intellectual property and compliance functions, after serving in other executive roles at Acorda starting in 2004. Before joining Acorda, Ms. Wasman was with Schering-Plough Corporation, a global pharmaceutical company, for over eight years, holding various U.S. and international leadership positions, including Staff Vice President and Associate General Counsel. Ms. Wasman chairs the board of directors of Sellas Life Sciences, a publicly traded biotechnology company, chairs its nominations & governance committee, and is a member of its audit, compensation and finance committees. Ms. Wasman also is a member of the board of directors of Rigel Pharmaceuticals, a publicly traded biotechnology company, where she is a member of its nominations, governance & compliance committee and its scientific committee, and of the board of Cytovia Therapeutics, a private biotechnology company, where she is a member of its finance committee. Ms.Wasman has been a member of the board of directors and a member of the executive committee of the New York Biotechnology Association since 2007. Additionally, Ms. Wasman is co-founder of the NY Hub of BioDirector, an organization supporting board effectiveness and diversity. Ms. Wasman earned a J.D. from Harvard Law School and her undergraduate degree from Princeton University.

Mr. Shah is the Senior Fellow for Innovation at the Cleveland Foundation and a Senior Advisor to FasterCures, a Center of the Milken Institute. In those roles, he is focused on catalyzing, structuring, and advancing innovation partnerships. Mr. Shah previously served as Chief Executive Officer and a member of the board of directors of BioMotiv, an accelerator company aligned with the Harrington Project for Discovery & Development, a U.S. and U.K. drug development initiative from 2012 to February 2019. Prior to BioMotiv, Mr. Shah was Chief Executive Officer, member of the board of directors, and a co-founder of BioEnterprise, a business that assists companies in securing resources and funding to support their growth. Mr. Shah has been a member of the board of directors of Invacare Corporation since 2011; he also served on the Advisory Board for Citizens Financial Group from 2012 to 2018. Mr. Shah also serves on the boards of several civic organizations and initiatives. He began his business career as a consultant with McKinsey & Company, serving clients principally in growth and business building engagements. Mr. Shah received a J.D. from Harvard Law School and a B.A. from Yale University.

Currently, Ms. Kalin, Ms. Wasman, and Mr. Shah have not been appointed to any committees of the Board; however, upon such appointment, the Company will file a Current Report on Form 8-K/A to disclose such appointments.

As non-employee directors, Ms. Kalin, Ms. Wasman, and Mr. Shah will, in general, receive compensation under the same program that currently applies to the Company’s other non-employee directors, which compensation the Company previously disclosed under the heading “Director Compensation Table for 2019” in its most recent proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2020. Ms. Kalin, Ms. Wasman, and Mr. Shah will participate in the Company’s 2019 Equity and Incentive Compensation Plan (the “Plan”) and, pursuant to the Plan, they will each receive stock option grants and will be entitled to quarterly retainer fees.

The Company also expects to enter into an indemnification agreement with each of Ms. Kalin, Ms. Wasman, and Mr. Shah in the same form as entered into with other Company directors (the “Indemnification Agreement”). The Indemnification Agreement provides that, to the extent permitted by Delaware law, the Company will indemnify each of Ms. Kalin, Ms. Wasman, and Mr. Shah against all expenses, costs, liabilities and losses (including attorneys’ fees, judgments, fines or settlements) incurred or suffered by any of them in connection with any suit in which they are a party or otherwise involved as a result of their respective service as a member of the Board. The Company’s form of Indemnification Agreement is filed with the SEC as Exhibit 10.24 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 16, 2020

ATHERSYS, INC.

By:	/s/ Ivor Macleod
Name: Ivor Macleod Title: Chief Financial Officer